UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

Sierra Income Corporation

(Exact name of Registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Ave, 33rd Floor

New York, NY 10152

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2014, Sierra Income Corporation (the “Company”), through Arbor Funding LLC (“Arbor”), its wholly-owned financing subsidiary, amended and restated its Confirmation Letter Agreement (the “Amended Confirmation Agreement”) with Citibank, N.A. (“Citi”), initially entered into on August 27, 2013, relating to a total return swap, or TRS, for senior secured floating rate loans. The TRS with Citi enables the Company, through Arbor, to obtain the economic benefit of the loans subject to the TRS, despite the fact that such loans will not be directly held or otherwise owned by the Company or Arbor, in return for an interest-type payment to Citi. The Amended Confirmation Agreement increases the maximum market value (determined at the time each such loan becomes subject to the TRS) of the portfolio of loans that Arbor may select from $100,000,000 to $200,000,000, and increased the interest rate payable to Citi from LIBOR plus 1.30% per annum to LIBOR plus 1.35% per annum. Other than the foregoing, the Amended Confirmation Agreement did not change any of the other terms of the TRS.

The terms of the TRS are governed by an ISDA 2002 Master Agreement, the Schedule thereto and Credit Support Annex to such Schedule, and a Confirmation Letter Agreement exchanged thereunder, between Arbor and Citi, which collectively establish the TRS.

The foregoing descriptions of the TRS, the ISDA 2002 Master Agreement, the Confirmation Letter Agreement and the Amended Confirmation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the ISDA 2002 Master Agreement, filed as exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 3, 2013, the Confirmation Letter Agreement, filed as exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2013, and the Amended Confirmation Agreement, attached as exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 8.01	Other Events.

On March 27, 2014, the Company announced that Arbor amended its TRS to increase the size of the financing arrangement from $100 million to $200 million.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Confirmation Letter Agreement, dated as of March 21, 2014, by and between Arbor Funding LLC and Citibank, N.A.

99.1	Press release dated March 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2014		SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr
Richard T. Allorto, Jr. Chief Financial Officer